Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME

AND DECLINE IN NON-PERFORMING ASSETS FOR FIRST QUARTER 2011

April 26, 2011

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $580,000, or $0.02 per diluted share, for the quarter ended March 31, 2011, compared to a net loss of $2.3 million, or ($0.17) per diluted share, for the quarter ended March 31, 2010. Highlights of the results of the first quarter of 2011 include:

•	The first quarter of 2011 represented the 2nd consecutive quarter of profitability for the Company.

•	Non-accrual loans declined 24% from March 31, 2010 and 14% from December 31, 2010.

•	Tangible common equity as a percentage of total assets improved to 7.51% during the quarter.

•	The Company’s net interest margin improved to 4.04%, despite historically low levels of earning assets to total assets and higher concentrations of short-term assets.

•	Allowance for loan losses as a percentage of non-performing loans increased to 52% in the current quarter compared to 37% at March 31, 2010.

•	Annualized net charge-offs for the current quarter declined to 1.88% of total loans compared to 3.33% for the year ended December 31, 2010.

“We are proud to report net income and a reduction in non-performing assets during the first quarter of 2011. Our financial results represent a significant improvement from prior quarters due to the success of several strategies we implemented throughout this economic cycle. We believe the benefits of these decisions will continue to positively impact earnings as we move forward in the national recovery,” stated Edwin W. Hortman, Jr., President and CEO.

Continued Improvement in Credit Quality

Non-performing assets declined for the second consecutive quarter as the Company continued to see success in the resolution of problem assets and a slowing of problem asset formation. Total non-accrual loans declined 13.7% to $68.4 million at March 31, 2011 compared to $79.3 million at December 31, 2010 and $96.1 million at the peak of this economic cycle. The Company’s balances in OREO (other real estate owned) increased to $62.3 million at March 31, 2011 from $57.9 million at December 31, 2010, as problem loans migrated to OREO for final liquidation. Mr. Hortman commented on credit quality, saying “Although we continue to see improvements in the resolution of our problem assets, we remain cautiously optimistic about improving market conditions. Our entire Ameris team continues to work diligently to reduce the problem assets on our balance sheet with the same sense of urgency as when this economic downturn began.”

Net charge-offs on loans during the first quarter of 2011 decreased to $6.2 million as compared to $10.2 million during the fourth quarter of 2010 and $13.0 million during the first quarter of 2010. The Company’s provision for loan losses during the first quarter of 2011 amounted to $7.1 million, a decline of $4.3 million as compared to the $11.4 million posted in the fourth quarter of 2010. At March 31, 2011, the Company’s loan loss allowance totaled $35.4 million, or 2.63%, of ending legacy loans, compared to $34.6 million, or 2.52%, at the end of 2010.

Balance Sheet Trends

Total assets at March 31, 2011 were $2.92 billion, an increase of 24.3% as compared to March 31, 2010. This year-over-year increase is primarily due to the four FDIC-assisted transactions completed by the Company during 2010. However, as compared to balances at December 31, 2010, total assets decreased $53.7 million, or 7.3% on an annualized basis.

Total loans outstanding decreased $57.8 million during the first quarter of 2011 to $1.87 billion at March 31, 2011 from $1.93 billion at December 31, 2010. Loans acquired in FDIC-assisted transactions decreased by $29.0 million, and the Company’s legacy loan portfolio declined $28.8 million, as the Company continued to resolve problem assets through upgrades, charge-offs or foreclosure.

Total deposits grew $37.3 million, or 6.0% on an annualized basis, during the first quarter of 2011, from $2.54 billion at December 31, 2010 to $2.57 billion at March 31, 2011. Noninterest-bearing deposits increased $14.1 million, or 18.9% on an annualized basis, and interest-bearing deposits increased $23.2 million, or 4.2% on an annualized basis.

Improvement in Net Interest Income and Net Interest Margin

Net interest income during the first quarter of 2011 totaled $24.2 million, an increase of $3.8 million, or 18.6%, compared to the $20.4 million reported for first quarter of 2010 and an increase of $1.2 million, or 5.2%, compared to the $23.0 million reported for the fourth quarter of 2010. The Company’s net interest margin increased to 4.04%, compared to 3.92% during the same quarter of 2010 and 3.88% during the fourth quarter of 2010, due to an improvement in cost of funds. The yield on earning assets in the first quarter of 2011 was 5.35% compared to 5.36% in the first quarter of 2010 and 5.18% in the fourth quarter of 2010. The Company’s cost of funding saw a greater improvement, as it decreased from 1.41% in the first quarter of 2010 and 1.27% in the fourth quarter of 2010 to 1.22% in the first quarter of 2011.

At March 31, 2011, the Company’s earning assets totaled $2.4 billion, or 83.7% of total assets, compared to $2.1 billion, or 89.7% of total assets, at the same time in 2010. This decrease is attributable to the growth in non-earning assets associated with the FDIC-assisted transactions, such as covered loans, OREO, and the FDIC indemnification asset of $167.2 million at March 31, 2011. As these assets are resolved and liquidated, the proceeds are expected to be reinvested in earning assets.

Non-Interest Income and Expense

Total non-interest income for the first quarter of 2011 increased 26.8% to $6.2 million, from $4.9 million reported in the first quarter of 2010. Service charges on deposit accounts increased $828,000, or 24.1%, from the first quarter of 2010 due to the increased number of customer accounts. Income from mortgage related activities declined from $554,000 in the first quarter of 2010 to $450,000 in the first quarter of 2011. Other non-interest income increased due to a gain on the sale of a former branch building, increased check order fees and a higher level of merchant fee income.

Non-interest expenses increased from $16.9 million in the first quarter of 2010 to $21.2 million in the first quarter of 2011. Salaries and employee benefits reflect the largest increase; however, this increase is in proportion to the Company’s asset growth. Total assets per full-time-equivalent employee increased from $4.0 million at March 31, 2010 to $4.2 million per employee at March 31, 2011. The Company believes the earnings potential to be significant as additional improvement is expected with the consolidation of Darby Bank & Trust Co. into the core Ameris Bank operations during the second quarter of 2011. The increase in occupancy and equipment expenses, as well as data processing and telecommunication expenses, is directly correlated to the increase in the number of branch locations from the first quarter of 2010 to the first quarter of 2011. Credit related expenses decreased as the Company reported a net gain of $700,000 on the sale of OREO in the first quarter of 2011, compared to a net loss of $487,000 in the first quarter of 2010 and a net loss of $2.0 million in the fourth quarter of 2010. Problem loan and OREO expense totaled $2.5 million for the three months ended March 31, 2011, compared to $2.9 million for the three months ended December 31, 2010, and $1.5 million for the three months ended March 31, 2010.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 59 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010

EARNINGS

Net Income/(Loss) Available to Common Shareholders	$580	$1,050	$(1,704)	$(4,218)	$(2,330)

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.02	$0.04	$(0.07)	$(0.20)	$(0.17)
Diluted	$0.02	$0.04	$(0.07)	$(0.20)	$(0.17)
Cash Dividends per share	$—	$—	$—	$—	$—
Stock dividend	—	—	—	1 for 210	1 for 130
Book value per share (period end)	$9.41	$9.44	$9.48	$9.57	$10.18
Tangible book value per share (period end)	$9.20	$9.22	$9.35	$9.43	$9.94
Weighted average number of shares:
Basic	23,440,201	23,427,393	23,427,919	21,231,367	13,906,137
Diluted	23,474,424	23,579,205	23,427,919	21,231,367	13,906,137
Period-end number of shares	23,766,044	23,647,841	23,626,169	23,515,468	14,108,672
Market data:
High closing price	$11.10	$11.07	$10.49	$11.55	$10.32
Low closing price	$9.32	$8.73	$7.83	$9.00	$7.36
Period end closing price	$10.16	$10.54	$9.35	$9.66	$9.03
Average daily volume	46,618	55,281	75,573	205,388	37,715

PERFORMANCE RATIOS
Return on average assets	0.08%	0.15%	(0.28%)	(0.68%)	(0.26%)
Return on average common equity	1.06%	1.85%	(3.01%)	(8.77%)	(4.33%)
Earning asset yield (TE)	5.35%	5.18%	5.34%	5.32%	5.36%
Total cost of funds	1.22%	1.27%	1.33%	1.34%	1.41%
Net interest margin (TE)	4.04%	3.88%	4.04%	4.01%	3.92%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	15.49%	16.12%	16.74%	12.40%	14.15%
Efficiency ratio	69.59%	62.15%	70.08%	63.35%	66.93%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	9.38%	9.20%	11.25%	11.35%	8.22%
Tangible common equity to tangible assets	7.51%	7.35%	9.08%	9.17%	5.97%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.51%	7.35%	9.08%	9.17%	5.97%
Effect of preferred equity	1.72%	1.69%	2.05%	2.06%	2.11%
Effect of goodwill and other intangibles	0.16%	0.16%	0.12%	0.12%	0.14%

Equity to assets (GAAP)	9.38%	9.20%	11.25%	11.35%	8.22%

OTHER PERIOD-END DATA
FTE Headcount	691	708	570	581	594
Assets per FTE	$4,223	$4,198	$4,271	$4,169	$3,959
Branch locations	59	59	50	53	53
Deposits per branch location	$43,605	$42,257	$41,980	$39,246	$39,402

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010

INCOME STATEMENT

Interest income
Interest and fees on loans	$28,971	$27,676	$26,465	$28,187	$25,156
Interest on taxable securities	2,658	2,562	2,295	2,502	2,462
Interest on nontaxable securities	320	317	295	299	304
Interest on deposits in other banks	175	204	104	97	57
Interest on federal funds sold	13	52	13	12	12

Total interest income	32,137	30,811	29,172	31,097	27,991

Interest expense
Interest on deposits	$7,375	$7,328	$6,903	$7,084	$7,332
Interest on other borrowings	555	477	270	154	246

Total interest expense	7,930	7,805	7,173	7,238	7,578

Net interest income	24,207	23,006	21,999	23,859	20,413

Provision for loan losses	7,043	11,404	9,739	18,608	10,770

Net interest income/(loss) after provision for loan losses	$17,164	$11,602	$12,260	$5,251	$9,643

Noninterest income
Service charges on deposit accounts	$4,267	$4,323	$3,761	$3,620	$3,439
Mortgage banking activity	450	806	713	675	554
Other service charges, commissions and fees	239	180	180	232	213
Gain(loss) on sale of securities	224	—	—	—	200
Gains from acquisitions	—	6,442	—	8,209	—
Other non-interest income	1,013	552	357	313	479

Total noninterest income	6,193	12,303	5,011	13,049	4,885

Noninterest expense
Salaries and employee benefits	9,843	8,510	7,555	8,027	7,826
Occupancy and equipment expenses	2,730	1,989	2,171	2,025	2,027
Data processing and telecommunications expenses	2,396	2,075	1,729	2,077	1,763
FDIC Insurance expense	1,245	1,296	1,304	1,285	1,248
Credit related expenses (1)	1,797	4,936	3,232	6,224	2,020
Advertising and marketing expenses	163	97	167	143	159
Amortization of intangible assets	263	277	254	186	271
Goodwill impairment	—	—	—	—	—
Other non-interest expenses	2,718	2,766	2,516	3,416	1,617

Total noninterest expense	21,155	21,946	18,928	23,383	16,931

Operating profit/(loss)	$2,202	$1,959	$(1,657)	$(5,083)	$(2,403)

Income tax (benefit)/expense	824	98	(760)	(1,664)	(869)

Net income/(loss)	$1,378	$1,861	$(897)	$(3,419)	$(1,534)

Preferred stock dividends	798	811	807	799	796

Net income/(loss) available to common shareholders	$580	$1,050	$(1,704)	$(4,218)	$(2,330)

Diluted earnings available to common shareholders	0.02	0.04	(0.07)	(0.20)	(0.17)

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$88,386	$74,326	$43,814	$54,444	$68,859
Federal funds sold and interest bearing balances	264,508	261,262	306,867	240,075	200,942
Investment securities available for sale, at fair value	305,620	322,581	236,048	237,985	248,013
Other investments	12,436	12,440	7,106	7,531	7,260

Loans, net of unearned income	1,345,981	1,374,757	1,455,853	1,493,126	1,536,528
Covered loans	526,012	554,991	192,267	191,663	123,771
Less allowance for loan losses	35,443	34,576	34,072	33,585	33,562

Loans, net	1,836,550	1,895,172	1,614,048	1,651,204	1,626,737

Other real estate owned	62,258	57,917	50,919	41,079	34,682
Covered other real estate owned	59,757	54,931	28,416	25,845	17,862

Total other real estate owned	122,015	112,848	79,335	66,924	52,544

Premises and equipment, net	66,359	66,589	66,056	66,708	66,523
Intangible assets, net	3,973	4,261	3,097	3,314	3,364
Goodwill	956	956	—	—	—
FDIC loss sharing receivable	167,176	177,187	42,532	57,946	47,579
Other assets	50,444	44,546	35,800	35,779	29,711

Total assets	$2,918,423	$2,972,168	$2,434,703	$2,421,910	$2,351,532

Liabilities
Deposits:
Noninterest-bearing	$316,060	$301,971	$235,646	$218,012	$222,454
Interest-bearing	2,256,629	2,233,455	1,863,355	1,862,014	1,865,852

Total deposits	2,572,689	2,535,426	2,099,001	2,080,026	2,088,306
Federal funds purchased & securities sold under agreements to repurchase	20,257	68,184	13,186	17,600	20,640
Other borrowings	—	43,495	—	—	2,000
Other liabilities	9,351	9,387	6,279	7,145	5,082
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,644,566	2,698,761	2,160,735	2,147,040	2,158,297

Stockholders’ equity
Preferred stock	$50,269	$50,121	$49,975	$49,832	$49,691
Common stock	25,102	24,983	24,961	24,961	15,379
Capital surplus	165,995	165,930	165,544	165,544	88,996
Retained earnings	37,580	37,000	35,948	37,519	42,431
Accumulated other comprehensive income/(loss)	5,742	6,204	8,371	7,834	7,676
Less treasury stock	(10,831)	(10,831)	(10,831)	(10,820)	(10,812)

Total stockholders’ equity	273,857	273,407	273,968	274,870	193,361

Total liabilities and stockholders’ equity	$2,918,423	$2,972,168	$2,434,703	$2,421,910	$2,351,658

Other Data
Earning Assets	2,442,121	2,513,591	2,191,035	2,162,849	2,109,254
Intangible Assets	4,929	5,217	3,097	3,314	3,364
Interest Bearing Liabilities	2,319,155	2,413,319	1,918,810	1,921,883	1,930,761
Average Assets	2,949,943	2,872,207	2,429,709	2,444,425	2,377,348
Average Common Stockholders’ Equity	222,675	225,088	224,656	217,042	143,655

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010

ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$34,576	$34,072	$33,585	$33,563	$35,762
Acquired Reserves	—	—	—	—	—
Provision for loan loss (2)	7,092	10,742	9,602	17,725	10,770

Charge-offs	7,067	10,513	10,108	18,756	13,246
Recoveries	842	275	993	1,053	277

Net charge-offs (recoveries)	6,225	10,238	9,115	17,703	12,969

Ending balance	$35,443	$34,576	$34,072	$33,585	$33,563

As a percentage of loans	2.63%	2.52%	2.34%	2.25%	2.18%
As a percentage of nonperforming loans	51.82%	43.61%	37.92%	36.37%	37.44%

Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$1,113	$1,907	$866	$703	$2,008
Real Estate - Residential	809	1,328	3,100	4,739	924
Real Estate - Commercial and Farmland	2,557	2,368	4,118	5,023	4,593
Real Estate - Construction and Development	2,425	4,519	1,557	8,202	5,576
Consumer Installment	163	391	467	89	145
Other	—	—	—	—	—

Total charge-offs	7,067	10,513	10,108	18,756	13,246

Recoveries
Commercial, Financial and Agricultural	20	22	41	430	78
Real Estate - Residential	14	20	54	84	28
Real Estate - Commercial and Farmland	2	182	392	202	64
Real Estate - Construction and Development	772	22	458	140	64
Consumer Installment	34	29	48	197	43
Other	—	—	—	—	—

Total recoveries	842	275	993	1,053	277

Net charge-offs (recoveries)	$6,225	$10,238	$9,115	$17,703	$12,969

Non-accrual loans	68,391	79,289	89,862	92,336	89,649
Foreclosed assets	62,258	57,916	50,919	41,079	34,682
Accruing loans delinquent 90 days or more	—	—	—	—	—

Total non-performing assets	130,649	137,205	140,781	133,415	124,331

Non-performing assets as a percent of total assets	4.48%	4.62%	5.78%	5.62%	5.21%
Net charge offs as a percent of loans (Annualized)	1.88%	2.87%	2.14%	4.22%	3.12%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2010 and 2011, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010
AVERAGE BALANCES

Federal funds sold	$32,891	$28,523	$61,465	$54,245	$25,831
Interest bearing deposits in banks	204,268	267,337	190,203	232,733	173,125
Investment securities - taxable	262,778	246,417	199,244	209,532	209,465
Investment securities - nontaxable	38,794	37,649	35,813	35,650	36,430
Other investments	12,218	7,603	7,246	8,061	5,495
Loans	1,902,091	1,790,536	1,690,705	1,683,522	1,683,518

Total Earning Assets	$2,453,040	$2,378,065	$2,184,676	$2,223,743	$2,133,864

Noninterest bearing deposits	$310,226	$275,184	$225,907	$237,276	$231,765
NOW accounts	584,338	527,264	478,105	482,798	505,566
MMDA	522,009	455,041	448,955	441,445	424,913
Savings accounts	76,341	63,972	64,575	64,887	63,436
Retail CDs < $100,000	427,143	460,444	367,353	375,339	331,294
Retail CDs > $100,000	504,011	392,266	375,756	371,754	393,473
Brokered CDs	124,441	$136,201	$128,346	138,113	151,333

Total Deposits	2,548,509	2,310,372	2,088,997	2,111,612	2,101,780

FHLB advances	25,114	28,205	—	747	2,000
Subordinated debentures	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	22,100	49,878	14,246	18,698	30,650
Other borrowings	—	—	—	—	—

Total Non-Deposit Funding	89,483	120,352	56,515	61,714	74,919

Total Funding	$2,637,992	$2,430,724	$2,145,512	$2,173,326	$2,176,699

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010
INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$13	$50	$13	$12	$12
Interest bearing deposits in banks	175	204	104	97	57
Investment securities - taxable	2,658	2,562	2,295	2,438	2,462
Investment securities - nontaxable (TE)	492	489	453	460	468
Loans (TE)	29,010	27,746	26,527	28,818	25,224

Total Earning Assets	$32,348	$31,051	$29,392	$31,825	$28,223

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—
NOW accounts	1,048	1,063	1,087	1,135	1,234
MMDA	1,407	1,401	1,428	1,446	1,484
Savings accounts	132	82	76	75	90
Retail CDs < $100,000	1,745	1,985	1,596	1,689	1,568
Retail CDs > $100,000	2,094	1,782	1,709	1,674	1,881
Brokered CDs	949	1,017	1,006	1,065	1,076

Total Deposits	7,375	7,330	6,902	7,084	7,333

FHLB advances	123	39	—	12	30
Subordinated debentures	351	342	246	113	178
Repurchase agreements	81	96	19	26	36
Correspondent bank line of credit and other	—	(1)	5	2	2

Total Non-Deposit Funding	555	476	270	153	246

Total Funding	$7,930	$7,806	$7,172	$7,237	$7,579

Net Interest Income (TE)	$24,418	$23,245	$22,220	$24,588	$20,644

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010
YIELDS (1)

Federal funds sold	0.16%	0.70%	0.08%	0.09%	0.19%
Interest bearing deposits in banks	0.35%	0.30%	0.22%	0.17%	0.13%
Investment securities - taxable	4.10%	4.12%	4.57%	4.67%	4.77%
Investment securities - nontaxable	5.14%	5.15%	5.02%	5.18%	5.21%
Loans	6.19%	6.15%	6.22%	6.87%	6.08%

Total Earning Assets	5.35%	5.18%	5.34%	5.74%	5.36%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.73%	0.80%	0.90%	0.94%	0.99%
MMDA	1.09%	1.22%	1.26%	1.31%	1.42%
Savings accounts	0.70%	0.51%	0.47%	0.46%	0.58%
Retail CDs < $100,000	1.66%	1.71%	1.72%	1.80%	1.92%
Retail CDs > $100,000	1.68%	1.80%	1.80%	1.81%	1.94%
Brokered CDs	3.09%	2.96%	3.11%	3.09%	2.88%

Total Deposits	1.17%	1.26%	1.31%	1.35%	1.41%

FHLB advances	1.99%	0.55%	0.00%	6.44%	6.08%
Subordinated debentures	3.37%	3.21%	2.31%	1.07%	1.71%
Repurchase agreements	1.49%	0.76%	0.53%	0.56%	0.48%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.52%	1.57%	1.90%	0.99%	1.33%

Total funding (3)	1.22%	1.27%	1.33%	1.34%	1.41%

Net interest spread	4.13%	3.91%	4.01%	4.40%	3.95%

Net interest margin	4.04%	3.88%	4.04%	4.43%	3.92%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
Core Earnings Reconciliation	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010

Pre-tax operating profit/(loss)	$2,202	$1,959	$(1,657)	$(5,083)	$(2,403)
Plus: Credit Related Costs
Provision for loan losses	7,043	11,404	9,739	18,608	10,770
(Gains)/Losses on the sale of legacy OREO	1,591	2,033	1,263	4,173	487
Problem loan and OREO expense	2,498	2,903	1,969	2,051	1,533
Interest reversed (received) on non-accrual loans	(389)	478	533	1,017	575

Total Credit-Related Costs	10,743	16,818	13,504	25,849	13,365

Plus: Non-recurring impairment charges	—	—	—	—	—
Plus: Costs associated with capital raise	—	—	—	933
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	(6,442)	—	(8,209)	—
Gains on sales of securities	(224)	—	—	—	(200)
Gains on sales of bank premises	(128)	—	—	(149)	(249)
Other non-recurring adjustments	—	—	—	(1,408)	—

Pretax, Pre-provision earnings	$12,593	$12,335	$11,847	$11,933	$10,513

	Three Months Ended
Recurring Operating Expenses	Mar. 2011	Dec. 2010	Sept. 2010	June 2010	Mar. 2010

Total Operating Expenses	21,155	21,946	18,928	23,383	16,931
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(1,591)	(2,033)	(1,263)	(4,173)	(487)
Gains/(Losses) on the sale of covered OREO	2,292
Problem loan and OREO expense	(2,498)	(2,903)	(1,969)	(2,051)	(1,533)
Costs associated with capital raise	—	—	—	(933)	—
Severance payments	—	—	(16)	(310)	—
(Gains)/Losses on the sale of premises	128	—	(124)	149	249
FDIC insurance expense	(1,245)	(1,296)	(1,304)	(1,285)	(1,248)

Recurring operating expenses	$18,241	$15,714	$14,252	$14,780	$13,912